                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 7, 2000


                                THERMATRIX INC.
              (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-20819                94-2958515
----------------------------- -------------------------- ----------------------
 (State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification No.)


                       308 North Peters Road, Suite 100
                          Knoxville, Tennessee 37922
         (Address of principal executive offices, including zip code)

                                (865) 539-9603
             (Registrant's telephone number, including area code)

Item 6.   Resignation of Directors

Mr. John T. Schofield verbally resigned all of his offices with the Registrant effective February 7,2000, and ceased employment with the Registrant as of February 29, 2000. Mr. Schofield's resignation was tendered as a result of the voluntary filing for protection under Chapter 11 of the US Bankruptcy Code in December 1999. Mr. Schofield had been the Chairman, President and Chief Executive Officer of the Registrant.

Mr. James M. Strock resigned as a member of the Board of Directors of the Registrant, with an effective date of May 1, 2000, because he could not devote sufficient time to his duties as a Director in light of the demands of his primary employment.

The resignation of Mr. Schofield was disclosed in a Press Release dated February 7, 2000 and the resignations of Mr. Schofield and Mr. Strock were discussed in the Registrants Form 10K filed in May of 2000.

Item 7.   Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits

     6-1  Letter of resignation Mr. James M. Strock

     6-2  News Release disclosing resignation of Mr. Schofield

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THERMATRIX INC.

Dated: July 10, 2000                           By: /s/ Edward E. Greene
                                                   -------------------------
                                                   Edward E. Greene
                                                   Vice President and
                                                   Secretary

Exhibit 6-1


                                James M. Strock
                          400 Spear Street, Suite 107
                            San Francisco, CA 94105
                               Tel: 415.357.3657
                               Fax: 415.882.7372
                           www.strock-california.com
                           -------------------------
                         e-mail: jmstrock@pacbell.net
                                 --------------------
                            Wednesday, May 03, 2000


Via facsimile 865. 539-9643



Mr. Frank Pope
Chairman of the Board
Thermatrix Inc.
308 N. Peters Road, Suite 100
Knoxville, TN 37922

Dear Frank:

It is with regret that I must tender my resignation as a member of the Board of Directors of Thermatrix Inc. effective May 1, 2000. The demands of my work with my company preclude my continuing as a member of the Thermatrix board. It has been a pleasure serving with you, and please accept my very best wishes for Thermatrix in the future.

                                    Sincerely,

                                    /s/ James M. Strock

Exhibit 6-2

                         THERMATRIX INC. NEWS RELEASE

Thermatrix Inc.
308 North Peters Road, Suite 100
Knoxville, Tennessee 37922

For further information contact:      Daniel S. Tedone, President
                                      423. 539-9603 extension 3207
--------------------------------------------------------------------------------

THERMATRIX ANNOUNCES SENIOR MANAGEMENT CHANGES

(Knoxville, TN, February 7, 2000) - Thermatrix Inc. (OTC: TMXI.OB) announced today the resignation of John T. Schofield as a Director and Chairman of the Board, President and Chief Executive Officer and the appointment of Frank R. Pope as Chairman of the Board and Chief Executive Officer. Mr. Pope, a long-time director of the Company and the Managing Director of Critical Resources of San Francisco, will assist management in the current restructuring.

Daniel S. Tedone was appointed President of the Company and elected to the Board of Directors. Mr. Tedone has been serving as the Executive Vice President and Chief Financial Officer of the Company. He will lead the restructuring and assume overall management responsibility for Company operations. Mr. Tedone has held senior executive positions in environmental manufacturing and service businesses for the past twenty years.

"John Schofield was instrumental in taking Thermatrix from a technology to a respected commercial company with world-wide operations and blue chip customers. His strategic vision and spirit will be missed," said Mr. Pope. "Dan Tedone is a seasoned professional who is highly qualified to assume leadership of the firm. He will provide the stability and discipline needed to successfully restructure the Company and lead it to profitability."

"The Wahlco Air Systems and Wahlco Metroflex Divisions have been very successful in booking new business during the past six months," said Mr. Tedone. "Their performance coupled with the potential of the recently announced agreement with The Dow Chemical Company indicates that the Company's business is robust and viable. Our strong client list is one of our most important assets as we proceed to restructure the organization. We are especially appreciative of the support of our customers and suppliers throughout this process," he said.

Thermatrix is an industrial Company primarily serving the global market of continuously operating facilities for a broad range of industries that include the refining, chemical, steel, pharmaceutical, pulp and paper, electric utilities, co-generation plants, and industrial manufacturers. Thermatrix provides a wide variety of air pollution control solutions, including its unique flameless thermal oxidation technology, as well as a wide range of engineered products and services to meet the needs of its clients.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Actual results could differ materially from those projected due to various factors including the outcome of the Chapter 11 proceeding, the successful closing of the Dow Agreement, as well as the risk factors reported in Form 10-K/A (Commission File No. 0-20819) and such other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to
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publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

                                    -End-